Exhibit 99.1

Contact:	Mary A. Chaput
Executive Vice President and
Chief Financial Officer
(615) 614-4929

HEALTHWAYS REPORTS 34% GROWTH IN EARNINGS
TO $0.39 PER DILUTED SHARE FOR THE THIRD QUARTER OF FISCAL 2008

AFFIRMS ESTABLISHED GUIDANCE FOR FISCAL 2008

NASHVILLE, Tenn. (June 18, 2008) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the third quarter of fiscal 2008, ended May 31, 2008. Total revenues for the quarter were $191.4 million, a 14% increase from $167.9 million for the third quarter of fiscal 2007. Net income rose 30% to $14.0 million from $10.8 million. Net income per diluted share increased 34% to $0.39 for the third quarter of fiscal 2008 from $0.29 for the third quarter of fiscal 2007.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 7 and 8 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended		Nine Months Ended

	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007

Domestic	$0.41	$0.31	$1.10	$0.97
International	(0.02)	(0.02)	(0.09)	(0.06)

Earnings per diluted share, GAAP basis	$0.39	$0.29	$1.01	$0.91

“We are pleased with our earnings growth for the third quarter of fiscal 2008, which included expenses of $0.07 per diluted share related to moving to our new headquarters during the quarter,” Mr. Leedle said. “Our fiscal 2008 financial guidance is based on demonstrated market demand for our services, reflected in the addition of 1.8 million billed lives since the third quarter of fiscal 2007. During the latest quarter, we entered into 29 new, expanded and extended contracts to provide a wide range of Health and Care SupportSM solutions. We also continue to see an increasing number of Requests for Proposal for comprehensive, integrated and sole-source solutions. We believe Healthways remains uniquely positioned to meet this demand through proven approaches and models that address the needs of every person in a given population, regardless of age or health status, with the overall goal of sustainably improving health outcomes, reducing healthcare costs and enhancing productivity.

“Reflecting continuing employer demand for our solutions, we ended the quarter with contracts to provide services to over 1,000 self-insured employers, a 20% increase from the third quarter of fiscal 2007 and a 6% sequential increase from the second quarter of fiscal 2008. This growth in our

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HWAY Reports Third-Quarter Results

June 18, 2008

employer business accounted for a substantial portion of our backlog of annualized revenues, which totaled approximately $14 million at the quarter’s end.

“During the third quarter, we repurchased 2.5 million shares of our common stock for $89.7 million under the share repurchase plan authorized in fiscal 2007. We also funded capital expenditures of $24.9 million. Healthways completed the quarter with cash and cash equivalents of $17.8 million, a ratio of debt to trailing-12-months EBITDA of 2.4 and debt to total capitalization of 52%."

COMPARISON OF EBITDA AND RECONCILIATION TO NET INCOME
See pages 7 and 8 for a reconciliation of GAAP and non-GAAP results
(In millions)

	Three Months Ended		Nine Months Ended

	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007

EBITDA	$42.0	$33.3	$113.5	$95.0
Interest expense	5.2	6.0	15.6	12.5
Income tax expense	9.8	6.4	26.3	21.6
Depreciation and amortization	13.0	10.1	34.0	27.2

Net income	$14.0	$10.8	$37.6	$33.7

Mr. Leedle concluded, “Our solid third-quarter financial performance met our expectations and positions us well for the remainder of fiscal 2008. In addition, we continued to progress during the quarter on our three central growth initiatives of increasing our domestic commercial business, expanding our addressable markets worldwide and enhancing our value proposition. The significant long-term potential of each of these initiatives reflects ongoing industry demand. We expect our success in fulfilling this potential will continue to be predicated on both our ability to deliver leading solutions to meet this demand and the outcomes we produce. We are, therefore, committed to remaining at the forefront of industry innovation to expand our extensive and documented history of achieving meaningful outcomes for our customers, which we expect will continue to be one of our key market differentiators.”

Financial Guidance

Revenue

Healthways today affirms its guidance for fiscal 2008 revenues in a range of $720 million to $740 million, an increase of 17% to 20% from fiscal 2007. This guidance includes revenue of $5.2 million recognized in the third quarter related to the Medicare Health Support Pilot. As expected, it also includes international revenues related to the Company’s contract in Germany with Deutsche Angestellten Krankenkasse (DAK) in a range of $8 million to $10 million. Healthways does not expect its second international contract, with Fleury, S.A. in Brazil, to have a material impact on fiscal 2008 results.

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HWAY Reports Third-Quarter Results

June 18, 2008

COMPARISON OF COMPONENTS OF REVENUES FOR
FISCAL 2008 (GUIDANCE) AND FISCAL 2007
(Dollars in millions)

	Fiscal 2008 (Guidance)	Fiscal 2007	% Change

Domestic	$712.0 - 730.0	$615.6	16 - 19%
International	8.0 - 10.0	—

Total Company	$720.0 - 740.0	$615.6	17 - 20%

Earnings

The Company today also affirmed its guidance for fiscal 2008 earnings per diluted share in the range of $1.50 to $1.55, an increase of 23% to 27% from fiscal 2007.

COMPARISON OF FISCAL 2008 EPS GUIDANCE TO FISCAL 2007 RESULTS
AND COMPONENTS OF FOURTH-QUARTER FISCAL 2008 GUIDANCE
See pages 7 and 8 for a reconciliation of GAAP and non-GAAP results

	Twelve Months			Three Months Ending Aug. 31, 2008 (Guidance)

	Ending Aug. 31, 2008 (Guidance)	Ended Aug. 31, 2007	% Change

Domestic	$1.61 - 1.64	$1.34	20 - 22%	$0.51 - 0.54
International	(0.11)-(0.09)	(0.12)		(0.02) - 0.00

Earnings per diluted share,
GAAP basis	$1.50 - 1.55	$1.22	23 - 27%	$0.49 - 0.54

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 9329154, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the effect of any new or proposed legislation,

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HWAY Reports Third-Quarter Results

June 18, 2008

regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support Programs; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers and/or its Cooperative Agreement with the Centers for Medicare and Medicaid Services (CMS) ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to effect the financial, clinical, and satisfaction outcomes under its Cooperative Agreement with CMS and reach mutual agreement with CMS with respect to results necessary to achieve success under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to recognize estimated annualized revenue in backlog in the manner and within the timeframe the Company expects; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers and the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations and technology platforms of Axia and other acquired businesses or technologies into the Company’s business; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; the impact of litigation involving the Company and/or its subsidiaries; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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HWAY Reports Third-Quarter Results

June 18, 2008

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2008	2007	2008	2007

Revenues	$191,439	$167,900	$546,225	$445,236
Cost of services (exclusive of depreciation and amortization of $9,290, $7,330, $24,575, and $20,423, respectively, included below)	129,014	115,697	378,557	302,266
Selling, general & administrative expenses	20,474	18,931	54,168	47,990
Depreciation and amortization	12,990	10,139	34,053	27,225

Operating income	28,961	23,133	79,447	67,755
Interest expense	5,237	5,988	15,572	12,534

Income before income taxes	23,724	17,145	63,875	55,221
Income tax expense	9,750	6,353	26,264	21,571

Net income	$13,974	$10,792	$37,611	$33,650

Earnings per share:
Basic	$0.40	$0.31	$1.06	$0.96

Diluted	$0.39	$0.29	$1.01	$0.91

Weighted average common shares
and equivalents:
Basic	34,593	35,133	35,444	34,907
Diluted	35,971	37,070	37,196	36,855

Certain reclassifications have been made in prior periods to conform to current classifications.

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HWAY Reports Third-Quarter Results

June 18, 2008

Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	May 31,	May 31,
	2008	2007
Operating Statistics
Domestic commercial available lives	189,400	187,400
Domestic commercial billed lives	28,900	27,100
Annualized revenue in backlog	$13,774	$22,871

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HWAY Reports Third-Quarter Results

June 18, 2008

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) to Diluted EPS, GAAP Basis

	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	May 31, 2008	May 31, 2008	May 31, 2007	May 31, 2007
Domestic EPS (1)	$0.41	$1.10	$0.31	$0.97
EPS (loss) attributable to international initiatives (2)	(0.02)	(0.09)	(0.02)	(0.06)
EPS, GAAP basis	$0.39	$1.01	$0.29	$0.91

Twelve Months
Ended
(Continued)	August 31, 2007
Domestic EPS (1)	$1.34
EPS (loss) attributable to international initiatives (2)	(0.12)
EPS, GAAP basis	$1.22

(1) Domestic EPS is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to international initiatives from this measure and relies on domestic EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

Reconciliation of Domestic Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	August 31, 2008	August 31, 2008
Domestic EPS guidance (3)	$0.51 – 0.54	$1.61 – 1.64
EPS (loss) guidance attributable to international initiatives (4)	(0.02) – 0.00	(0.11) - (0.09)
EPS guidance, GAAP basis	$0.49 - 0.54	$1.50 - 1.55

(3) Domestic EPS guidance is a non-GAAP financial measure. The Company excludes EPS (loss) guidance attributable to international operations from this measure and relies on domestic EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(4) EPS (loss) guidance attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

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HWAY Reports Third-Quarter Results

June 18, 2008

Reconciliation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) to Net Income (in millions)

	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	May 31, 2008	May 31, 2008	May 31, 2007	May 31, 2007
EBITDA (5)	$42.0	$113.5	$33.3	$95.0
Interest expense	5.2	15.6	6.0	12.5
Income tax expense	9.8	26.3	6.4	21.6
Depreciation and amortization	13.0	34.0	10.1	27.2
Net income	$14.0	$37.6	$10.8	$33.7

Twelve Months
Ended
(Continued)	May 31, 2008
EBITDA (5)	$149.0
Interest expense	21.2
Income tax expense	34.8
Depreciation and amortization	43.9
Net income	$49.1

(5) EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports Third-Quarter Results

June 18, 2008

HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	May 31,	August 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$17,836	$47,655
Accounts receivable, net	121,412	80,201
Prepaid expenses	9,115	10,370
Other current assets	4,813	4,319
Income taxes receivable	—	1,741
Deferred tax asset	7,554	7,145

Total current assets	160,730	151,431

Property and equipment
Leasehold improvements	34,422	19,268
Computer equipment and related software	127,909	87,843
Furniture and office equipment	28,036	20,435
Capital projects in process	14,266	12,336
	204,633	139,882
Less accumulated depreciation	(94,952)	(81,160)
Net property and equipment	109,681	58,722

Long-term deferred tax asset	8,045	—
Other assets	17,995	15,609
Customer contracts, net	36,333	41,777
Other intangible assets, net	73,635	77,722
Goodwill, net	484,178	483,584

Total assets	$890,597	$828,845

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,942	$13,630
Accrued salaries and benefits	27,616	18,960
Accrued liabilities	23,499	22,146
Deferred revenue	8,032	7,918
Contract billings in excess of earned revenue	74,873	72,829
Income taxes payable	17,692	—
Current portion of long-term debt	3,446	2,213
Current portion of long-term liabilities	3,901	2,943

Total current liabilities	173,001	140,639

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HWAY Reports Third-Quarter Results

June 18, 2008

Long-term debt	350,905	297,059
Long-term deferred tax liability	—	14,009
Other long-term liabilities	33,973	14,388

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
33,571,928 and 35,606,482 shares outstanding	34	35
Additional paid-in capital	202,884	188,126
Retained earnings	130,568	174,641
Accumulated other comprehensive loss	(768)	(52)

Total stockholders' equity	332,718	362,750

Total liabilities and stockholders' equity	$890,597	$828,845

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HWAY Reports Third-Quarter Results

June 18, 2008

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	May 31,
	2008	2007
Cash flows from operating activities:
Net income	$37,611	$33,650
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	34,053	27,225
Amortization of deferred loan costs	874	697
Share-based employee compensation expense	12,201	12,546
Excess tax benefits from share-based payment arrangements	(9,367)	(7,257)
Increase in accounts receivable, net	(41,230)	(7,641)
(Decrease) increase in other current assets	4,266	(4,841)
Decrease in accounts payable	(1,869)	(212)
Increase (decrease) in accrued salaries and benefits	8,656	(18,007)
Increase in other current liabilities	24,568	37,690
Deferred income taxes	(11,068)	(8,157)
Other	13,902	4,071
(Increase) decrease in other assets	(1,356)	1,732
Payments on other long-term liabilities	(1,972)	(1,247)
Net cash flows provided by operating activities	69,269	70,249

Cash flows from investing activities:
Acquisition of property and equipment	(70,682)	(19,864)
Acquisitions, net of cash acquired	(358)	(466,979)
Purchase of investment	—	(9,047)
Other, net	(2,439)	(13)
Net cash flows used in investing activities	(73,479)	(495,903)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	85,420	350,000
Deferred loan costs	—	(4,357)
Proceeds from sale of unregistered common stock	—	5,000
Repurchases of common stock	(94,340)	—
Excess tax benefits from share-based payment arrangements	9,367	7,257
Payments of long-term debt	(32,208)	(30,641)
Exercise of stock options	6,152	5,224
Net cash flows (used in) provided by financing activities	(25,609)	332,483

Net decrease in cash and cash equivalents	(29,819)	(93,171)

Cash and cash equivalents, beginning of period	47,655	154,792

Cash and cash equivalents, end of period	$17,836	$61,621

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